UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Filed Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report
(Date of earliest event reported): March 11, 2009
Repros Therapeutics Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-15281 (Commission File Number)	76-0233274 (I.R.S. Employer Identification No.)
2408 Timberloch Place, Suite B-7
The Woodlands, Texas 77380
(Address of principal
executive offices
and zip code)
(281) 719-3400
(Registrant’s telephone
number, including area
code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
The information set forth under Item 5.02 of this Current Report on Form 8-K relating to the entry into of an amendment to the employment agreement of Joseph S. Podolski is hereby incorporated in this Item 1.01 by reference.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Compensatory Arrangements of Certain Officers
On March 11, 2009, Repros Therapeutics Inc. (the “Company”) and its Chief Executive Officer, Joseph S. Podolski, entered into a Third Amendment (the “Third Amendment”) to the Employment Agreement dated January 1, 1993 by and between the Company and Mr. Podolski. The Third Amendment provides, among other things, (i) that the term of the agreement shall be extended until May 13, 2012, (ii) that, as Paul Lammers has been appointed President of the Company, Mr. Podolski’s title shall be revised to Chief Executive Officer and his duties revised accordingly, (iii) that all options awarded to Mr. Podolski will become fully vested if the Company terminates Mr. Podolski other than for cause (iv) that Mr Podolski will have two years following termination of employment for any reason other than cause to exercise any then-outstanding options, and (v) that if Mr. Podolski is terminated other than for cause, the Company shall pay any base salary payments that would otherwise be paid to Mr. Podolski during the remainder of the term of the agreement. The Third Amendment is attached hereto as Exhibit 10.1.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
Number	Description

10.1	Third Amendment to Employment Agreement dated effective March 11, 2009, between the Company and Joseph S. Podolski.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Repros Therapeutics Inc.
Date: March 17, 2009.	By:	/s/ Mark Lappe
Mark Lappe, Chairman

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Third Amendment to Employment Agreement dated effective March 11, 2009, between the Company and Joseph S. Podolski.